As filed with the Securities and Exchange Commission on November 7, 2008

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMMUNOCELLULAR THERAPEUTICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	93-1301885
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21900 Burbank Boulevard

Woodland Hills, California 91367

(Address of principal executive offices)

2006 Equity Incentive Plan of ImmunoCellular Therapeutics, Ltd.

(Full title of the plan)

Manish Singh, Ph.D.

Chief Executive Officer

ImmunoCellular Therapeutics, Ltd.

21900 Burbank Boulevard

Woodland Hills, California 91367

(Name and address of agent for service)

(818) 992-2907

(Telephone number, including area code, of agent for service)

Copy to:

Marc Brown

TroyGould PC

1801 Century Park East, Suite 1600

Los Angeles, California 90067

(310) 789-1269

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer	☒ Smaller reporting company
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.0001 per share(2)	1,150,000 shares(2)	$0.345(2)	$396,7502)	$15.59

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement covers, in addition to the shares of common stock specified above, an indeterminate number of additional shares of common stock that may become issuable under the 2006 Equity Incentive Plan as a result of the anti-dilution adjustment provisions of the plan.
(2)	Represents shares reserved for issuance pursuant to future awards under the 2006 Equity Incentive Plan. The proposed maximum offering price per share and maximum aggregate offering price for these shares were estimated pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933 on the basis of the $0.345 average of the high and low trading prices of the registrant’s common stock as reported on the OTC Bulletin Board on November 5, 2008.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed with the Securities and Exchange Commission (the “Commission”) by ImmunoCellular Therapeutics, Ltd., a Delaware corporation (the “Company”), pursuant to General Instruction E of Form S-8 for the purpose of registering an additional 1,150,000 shares of common stock, $0.0001 par value per share, that may be offered and sold under the Company’s 2006 Equity Incentive Plan, as amended (the “Plan”). On November 9, 2007 and June 26, 2008, the Company filed with the Commission Registration Statements on Form S-8 (Commission File No. 333-147278 and 333-151968, respectively) relating to the registration of 1,489,938 shares and 750,000 shares, respectively, of common stock under the Plan (the “Registration Statements”).

The contents of the Registration Statements hereby are incorporated by reference into this Registration Statement and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by the Company with the Commission under the Securities Exchange Act of 1934 are incorporated by reference into this registration statement (other than any portions of such documents that, in accordance with Commission rules, are deemed to be “furnished” rather than “filed” with the Commission):

•	The Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 filed on March 25, 2008;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed on May 15, 2008;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 filed on August 14, 2008;

•	The Company’s amended Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed on September 12, 2008;

•	The Company’s amended Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 filed on September 12, 2008;

•	The Company’s Current Reports on Form 8-K filed on February 7, 2008, February 21, 2008, June 20, 2008 and June 25, 2008, respectively.

In addition, each document that the Company files with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all shares of common stock registered hereunder have been sold or that deregisters all such shares of common stock then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be part thereof from the date of the filing of such document (other than any portions of such document that, in accordance with Commission rules, are deemed to be “furnished” rather than “filed” with the Commission).

Item 8.	Exhibits

The following exhibits are filed with this registration statement or are incorporated by reference as a part of this registration statement:

Exhibit No.	Exhibit Description
4.1	Certificate of Incorporation, as amended and restated to date, of ImmunoCellular Therapeutics, Ltd. (previously filed by the Company on November 3, 2006 and May 9, 2007, respectively, as exhibits to its Current Reports on Form 8-K and incorporated herein by reference).

4.2	Bylaws, as amended and restated to date, of ImmunoCellular Therapeutics, Ltd. (previously filed by the Company on February 6, 2006 as an exhibit to its Current Report on Form 8-K and incorporated herein by reference).

4.3	2006 Equity Incentive Plan of ImmunoCellular Therapeutics, Ltd. (previously filed by the Company on February 6, 2006 as an exhibit to its Current Report on Form 8-K and incorporated herein by reference).

4.4	Amendment No. 1 to the 2006 Equity Incentive Plan of ImmunoCellular Therapeutics, Ltd. (previously filed by the Company on September 14, 2007 as an exhibit to its amended Registration Statement on Form S-B and incorporated herein by reference).

4.5	Amendment No. 2 to the 2006 Equity Incentive Plan of ImmunoCellular Therapeutics, Ltd. (previously filed by the Company on March 25, 2008 as an exhibit to its Annual Report on Form 10-KSB and incorporated herein by reference).

4.6	Amendment No. 3 to the 2006 Equity Incentive Plan of ImmunoCellular Therapeutics, Ltd. (previously filed by the Company on March 25, 2008 as an exhibit to its Annual Report on Form 10-KSB and incorporated herein by reference).

4.7	Amendment No. 4 to the 2006 Equity Incentive Plan of ImmunoCellular Therapeutics, Ltd. (previously filed by the Company on August 14, 2008 as an exhibit to its Quarterly Report on Form 10-Q and incorporated herein by reference).

4.8	Form of Non-Qualified Stock Option Agreement for the 2006 Equity Incentive Plan of ImmunoCellular Therapeutics, Ltd. (previously filed by the Company on November 9, 2007 as an exhibit to its Registration Statement on Form S-8, File No. 333-147278 and incorporated herein by reference).

4.9	Form of Incentive Stock Option Agreement for the 2006 Equity Incentive Plan of ImmunoCellular Therapeutics, Ltd. (previously filed by the Company on November 9, 2007 as an exhibit to its Registration Statement on Form S-8, File No. 333-147278 and incorporated herein by reference).

5.1	Opinion of TroyGould PC (included with this registration statement).

23.1	Consent of Stonefield Josephson, Inc. (included with this registration statement).

23.2	Consent of TroyGould PC (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this registration statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on November 6, 2008.

IMMUNOCELLULAR THERAPEUTICS, LTD.

By	/s/ Manish Singh
Manish Singh, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Manish Singh, Ph.D. as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her in any and all capacities, to sign this registration statement on Form S-8 and any amendments hereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he or she might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Manish Singh	Chief Executive Officer, President and Director (principal executive officer)	November 6, 2008
Manish Singh, Ph.D.

/s/ C. Kirk Peacock	Chief Financial Officer (principal financial and accounting officer)	November 6, 2008
C. Kirk Peacock

	Director	November , 2008
Jacqueline Brandwynne

/s/ Richard A. Cowell	Director	November 6, 2008
Richard A. Cowell

/s/ Navdeep Jaikaria	Director	November 6, 2008
Navdeep Jaikaria, Ph.D.

/s/ Robert L. Martuza	Director	November 6, 2008
Robert L. Martuza, M.D.

/s/ John Yu	Director	November 6, 2008
John Yu, M.D.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1	Certificate of Incorporation, as amended and restated to date, of ImmunoCellular Therapeutics, Ltd. (previously filed by the Company on November 3, 2006 and May 9, 2007, respectively, as exhibits to its Current Reports on Form 8-K and incorporated herein by reference).

4.2	Bylaws, as amended and restated to date, of ImmunoCellular Therapeutics, Ltd. (previously filed by the Company on February 6, 2006 as an exhibit to its Current Report on Form 8-K and incorporated herein by reference).

4.3	2006 Equity Incentive Plan of ImmunoCellular Therapeutics, Ltd. (previously filed by the Company on February 6, 2006 as an exhibit to its Current Report on Form 8-K and incorporated herein by reference).

4.4	Amendment No. 1 to the 2006 Equity Incentive Plan of ImmunoCellular Therapeutics, Ltd. (previously filed by the Company on September 14, 2007 as an exhibit to its amended Registration Statement on Form S-B and incorporated herein by reference).

4.5	Amendment No. 2 to the 2006 Equity Incentive Plan of ImmunoCellular Therapeutics, Ltd. (previously filed by the Company on March 25, 2008 as an exhibit to its Annual Report on Form 10-KSB and incorporated herein by reference).

4.6	Amendment No. 3 to the 2006 Equity Incentive Plan of ImmunoCellular Therapeutics, Ltd. (previously filed by the Company on March 25, 2008 as an exhibit to its Annual Report on Form 10-KSB and incorporated herein by reference).

4.7	Amendment No. 4 to the 2006 Equity Incentive Plan of ImmunoCellular Therapeutics, Ltd. (previously filed by the Company on August 14, 2008 as an exhibit to its Quarterly Report on Form 10-Q and incorporated herein by reference).

4.8	Form of Non-Qualified Stock Option Agreement for the 2006 Equity Incentive Plan of ImmunoCellular Therapeutics, Ltd. (previously filed by the Company on November 9, 2007 as an exhibit to its Registration Statement on Form S-8, File No. 333-147278 and incorporated herein by reference).

4.9	Form of Incentive Stock Option Agreement for the 2006 Equity Incentive Plan of ImmunoCellular Therapeutics, Ltd. (previously filed by the Company on November 9, 2007 as an exhibit to its Registration Statement on Form S-8, File No. 333-147278 and incorporated herein by reference).

5.1	Opinion of TroyGould PC (included with this registration statement).

23.1	Consent of Stonefield Josephson, Inc. (included with this registration statement).

23.2	Consent of TroyGould PC (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this registration statement).